SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

October 12, 2005

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

700 Brooker Creek Blvd., Suite 1800

Oldsmar, Florida 34677

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (813) 749-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2005, CRYO-CELL International, Inc. (“the Company”) issued a press release announcing that it has accelerated the vesting of unvested stock options awarded to employees and officers under its stock option plan that had exercise prices greater than the current price of the stock ($2.30) on the effective date of the stock option acceleration. The unvested options to purchase approximately 569,000 shares became fully vested as of September 28, 2005 as a result of the acceleration. These stock options would have vested through February 1, 2008.

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Item 7.01. Regulation FD Disclosure.

On October 11, 2005, Cryo-Cell International, Inc. issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Press Release dated October 11, 2005, furnished herewith and incorporated herein by reference as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(REGISTRANT)

Date: October 12, 2005	By:	/s/ Jill M. Taymans
JILL M. TAYMANS, Vice President - Finance

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated October 11, 2005.